UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE CHASE MANHATTAN BANK, LONDON BRANCH, TO WORLDCOM, INC. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CHASE NOMINEES LIMITED, AS NOMINEE OF THE CHASE MANHATTAN BANK, LONDON BRANCH, AS COMMON DEPOSITARY FOR CLEARSTREAM AND EUROCLEAR, OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE CHASE MANHATTAN BANK, LONDON BRANCH (AND ANY PAYMENT IS MADE TO THE CHASE MANHATTAN BANK, LONDON BRANCH, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE CHASE MANHATTAN BANK, LONDON BRANCH), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CHASE NOMINEES LIMITED, AS NOMINEE OF THE CHASE MANHATTAN BANK, LONDON BRANCH, HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS ONE OF THE GLOBAL SECURITIES REFERRED TO IN THE INDENTURE DESCRIBED HEREIN. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF ANY SUCCESSOR DEPOSITARY.

                                 WORLDCOM, INC.
                          7.25% Sterling Note Due 2008

Principal Amount                                                        No. R-__
(pound)____________                                            CUSIP 98157D AM 8
                                                          ISIN No.: XS0129518410

      WORLDCOM, INC., a corporation duly organized and existing under the laws of the State of Georgia (herein called the "Company," which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to CHASE NOMINEES LIMITED, AS NOMINEE OF THE CHASE MANHATTAN BANK, LONDON BRANCH, or registered assigns, the principal sum of _________________ MILLION POUNDS STERLING on May 15, 2008 (the "Stated Maturity"), and to pay interest thereon from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid, from May 16, 2001, payable annually in arrears on May 15 in each year (an "Interest Payment Date"), commencing on May 15, 2002, and at Maturity, at the rate of 7.25% per annum, until the principal hereof is paid or duly provided for. Each payment of interest in respect of an Interest Payment Date shall include interest accrued through the day prior to such Interest Payment Date. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 (whether or not a Business Day) next preceding such Interest Payment Date, at the office or agency of the Company maintained for such purpose in the City of London, England. Interest shall be computed on the basis of the actual number of days elapsed since May 16, 2001 or, if interest is to be calculated in respect of a period of less than a full year, it will be calculated on the basis of the actual number of days elapsed divided by the actual number of days in the period from and including the later of May 16, 2001 or the last Interest Payment Date upon which interest was paid to but excluding the next Interest Payment Date.

      Except as otherwise provided in the Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on the related Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes (as defined below) not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

      If any Interest Payment Date, any Redemption Date, the Stated Maturity or the Maturity shall not be a Business Day (as hereinafter defined), payment of the amount due on this Note on such date may be made on the next succeeding Business Day; and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date, such Redemption Date, the Stated Maturity, or the Maturity as the case may be, to such Business Day.

      Payment of the principal of (and premium, if any) and interest on this Note at Maturity shall be made upon presentation hereof at the office or agency of the Company, one of which will be maintained in Pittsburgh, Pennsylvania (which initially will be the Corporate Trust Office of Chase Manhattan Trust Company, National Association in Pittsburgh, Pennsylvania) or at such other office or agency permitted under the Indenture, including the office or agency of the Company maintained for such purpose in the City of London, England. Payment of the principal of (and premium, if any) and interest on this Note shall be payable in immediately available funds; provided however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Payment of the principal of (and premium, if any) and interest, if any, on this Note, as aforesaid, shall be made in pounds sterling or such coin or currency of the United Kingdom as at the time of payment shall be legal tender for the payment of public and private debts. Interest payable on any Interest Payment Date will be paid to Clearstream or Euroclear, as the case may be, with respect to the portion of this Note held for its account by Chase Nominees Limited, as nominee of The Chase Manhattan Bank, London Branch, or a successor depositary, as the case may be, for the purpose of permitting such party to credit the interest received by it in respect of this Note to the accounts of the beneficial owners hereof.

      This Note is one of a duly authorized issue of unsecured senior debt securities of the Company known as the Company's 7.25% Sterling Notes Due 2008, initially in the aggregate principal amount of (pound)500,000,000 (herein called the "Notes" or the "Securities"), issued under an Indenture dated as of May 15, 2000 (such Indenture as originally executed and delivered and as hereafter supplemented or amended, together with the Board Resolution setting forth certain terms of the Notes adopted on May 9, 2001 and delivered to the Trustee by the Company pursuant to Section 301 of such Indenture, being herein called the "Indenture") from the Company to Chase Manhattan Trust Company, National Association, as trustee (herein called the "Trustee," which term includes any other successor trustees under the Indenture), to which Indenture, all indentures supplemental thereto and all Board Resolutions relating thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The acceptance of this Note shall be deemed to constitute the consent and agreement of the Holder hereof to all of the terms and provisions of the Indenture. All capitalized terms used in this Note which are not defined herein shall have the meaning assigned to them in the Indenture.

      This Note shall be redeemable, in whole or in part, at the option of the Company, at any time or from time to time, at a Redemption Price equal to the greater of (i) 100% of the principal amount to be redeemed and (ii) the price expressed as a percentage (rounded to three decimal places, with .0005 being rounded up) at which the Gross Redemption Yield on the outstanding principal amount of the Sterling Notes Due 2008 on the Reference Date is equal to the Gross Redemption Yield (determined by reference to the middle-market price) at 3:00 p.m. (London time) on that date on the Benchmark Gilt plus 25 basis points, plus in the case of each of (i) and (ii) accrued interest thereon to the Redemption Date which has not been paid. Notice of redemption shall be given by mail to Holders of the Notes and, so long as the Notes are listed on the Luxembourg Stock Exchange, published in a daily newspaper of general circulation in Luxembourg, not less than 30 days nor more than 60 days prior to the Redemption Date, all as provided in the Indenture. As provided in the Indenture, on or prior to the Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, the Notes to be redeemed on such date. In the event of redemption of this Note in part only, a new Note or Notes, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof, all as provided in the Indenture. On and after the Redemption Date, interest will cease to accrue on this Note (or any portion thereof) if so called for redemption unless the Company defaults in the payment of the Redemption Price and accrued interest.

      If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Notes do not have the benefit of any sinking fund obligations.

      The Company's obligations under this Note and under the covenants provided in the Indenture are subject to defeasance and discharge as provided in the Indenture.

      Reference is made to the further provisions of this Note set forth on the reverse hereof, which provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                         -------------------------------

   IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                        WORLDCOM, INC.
Attested:

                                        By:_____________________________________
___________________________________        President and Chief Executive Officer
     Secretary

      This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: May 16, 2001                     CHASE MANHATTAN TRUST COMPANY,
                                         NATIONAL ASSOCIATION, as Trustee


                                        By:_____________________________________
                                           Authorized Representative

                                 Reverse of Note
                                 WorldCom, Inc.
                          7.25% Sterling Note Due 2008

      "Benchmark Gilt" means the 9% Treasury Stock due 13 October, 2008 while that stock is in issue, and thereafter such other United Kingdom government stock as the Reference Sterling Dealer may, with the advice of two brokers and/or United Kingdom gilt-edged market makers or such other two persons operating in the United Kingdom gilt-edged market as the Reference Sterling Dealer may select, determine from time to time to be the most appropriate benchmark United Kingdom government stock for the Sterling Notes Due 2008.

      "Gross Redemption Yield" means a yield calculated on the basis indicated by the Joint Index and Classification Committee of the Institute and Faculty of Actuaries as reported in the Journal of the Institute of Actuaries, Vol. 105,
Part 1, 1978, page 18 or on such other basis as the trustee may approve.

      "Reference Date" means the day which is the third dealing day in London prior to the publication of the notice of redemption referred to above.

      "Reference Sterling Dealer" means either J.P. Morgan Securities Ltd. or Salomon Brothers International Limited or their respective successors, as selected by the Company.

      Payment of the principal of (and premium, if any) and interest on this Note, as aforesaid, shall be made in pounds sterling or such coin or currency of the United Kingdom as at the time of payment shall be legal tender for the payment of public and private debts. If the British pound sterling is converted into or replaced by another currency pursuant to law having general and direct applicability in the United Kingdom (including, without limitation, European Community laws), any payment in respect of this Note by the Company shall be made in the currency into or by which the British pound sterling has been so converted or replaced, based on the conversion or other equivalency rate prescribed by law having general and direct applicability in the United Kingdom (including, without limitation) European Community laws) at the time of such payment. If any currency is introduced in the United Kingdom on the basis of a legally enforceable equivalency to the British pound sterling pursuant to law having general and direct applicability in the United Kingdom (including, without limitation, European Community laws) in preparation for conversion of the British pound sterling into, or replacement of the British pound sterling by, such other currency, the Company shall be entitled, at its option, to make any payment in respect of this Note in such other currency based on the equivalency rate prescribed by law having general and direct applicability in the United Kingdom (including, without limitation, European Community laws) at the time of such payment. A payment made by the Company in a currency other than the British pound sterling pursuant to these terms shall not, by itself, constitute a default in the Company's obligations under this Note. The occurrence or nonoccurrence of a currency conversion, replacement or introduction of a type described in herein, by itself, shall not (i) be deemed to be a modification or amendment of the terms or provisions of this Note by the Company, (ii) entitle the Company to avoid its obligations under this Note or
(iii) entitle the Company or any holder of this Note to rescission of the purchase and sale of this Note or to reformation of any of the terms or provisions thereof on the grounds of impossibility or impracticability of performance, frustration of purpose or otherwise.

      Payment of Additional Amounts. The Company will, subject to certain exceptions and limitations set forth below, pay such Additional Amounts to the beneficial owner of this Note who is a Non-U.S. Holder (as defined below) as may be necessary in order that every net payment of principal of and interest on such Note and any other amounts payable on such Note, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in this Note to be then due and payable. The Company will not, however, be required to make any such payment of Additional Amounts to any beneficial owner for or on account of:

            (a) any such tax, assessment or other governmental charge that would not have been so imposed or withheld but for the existence of any present or former connection between such beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of such beneficial owner, if such beneficial owner is an estate, a trust, a partnership or a corporation) and the United States and its possessions, including, without limitation, such beneficial owner (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein;

            (b) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

            (c) any tax, assessment or other governmental charge imposed or withheld by reason of such beneficial owner's past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax;

            (d) any tax, assessment or other governmental charge that is payable otherwise than by withholding from payments on or in respect of this Note;

            (e) any tax, assessment or other governmental charge that would not have been imposed or withheld but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the beneficial owner of this Note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein or by an applicable income tax treaty to which the United States is a party as a precondition to relief or exemption from such tax, assessment or other governmental charge;

            (f) any tax, assessment or other governmental charge imposed or withheld by reason of such beneficial owner's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of the Company's stock entitled to vote or as a controlled foreign corporation that is related directly or indirectly to the Company through stock ownership;

            (g) to the extent applicable, any tax, assessment or governmental charge that is imposed or withheld solely because of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

            (h) any tax, assessment or governmental charge any Paying Agent must withhold from any payment of principal of or interest on any note, if such payment can be made without such withholding by any other Paying Agent; or

            (i) any combination of clauses (a) through (h) above.

      Such Additional Amounts shall also not be paid with respect to any payment on this Note to a Non-U.S. Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had such beneficiary, settlor, member or beneficial owner, as the case may be, held its interest in this Note directly.

      The term "Non-U.S. Holder" means any person that is, for United States federal income tax purposes, (i) an individual that is not a citizen or resident of the U.S., (ii) a corporation organized or created under non-U.S. law, (iii) an estate or trust that is not subject to U.S. federal income tax on its worldwide income, or (iv) a foreign partnership to the extent that one or more of its members is a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust.

      The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable. Except as specifically provided herein the Company does not have to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority.

            Tax Redemption. This Note may be redeemed as a whole, at the Company's option at any time prior to maturity, upon the giving of a notice of redemption as described below, if (a) the Company determines that, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after May 9, 2001, the Company has or will become obligated to pay Additional Amounts as described in the preceding Section entitled "Payment of Additional Amounts" or (b) a taxing authority of the United States takes an action on or after May 9, 2001 whether or not with respect to the Company or any of its Affiliates (as defined in the Indenture) that results in a substantial probability that the Company will or may be required to pay such Additional Amounts, in either case, with respect to this Note for reasons outside its control and after taking reasonable measures to avoid such obligation. The Notes will be redeemed at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption. Prior to the giving of any notice of redemption pursuant to this paragraph, the Company will deliver to the Trustee:

            (a) an Officer's Certificate (as defined in the Indenture) stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to so redeem have occurred, and

            (b) an Opinion of Counsel (as defined in the Indenture) who is independent satisfactory to the Trustee to the effect that the Company has or will become obligated or there is a substantial probability that the Company will or may be required to pay such Additional Amounts for the reasons described above;

      provided that no such notice of redemption pursuant to this paragraph entitled "Tax Redemption" shall be given earlier than 60 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts if a payment in respect of the Note were then due.

      Notice of redemption pursuant to the preceding paragraph entitled "Tax Redemption" will be given not less than 30 nor more than 60 days prior to the date fixed for redemption, which date and the applicable redemption price will be specified in the notice.

      The Indenture permits, with certain exceptions as thereby provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the Holders of Securities, in any such case, with the consent of the Holders of not less than majority in aggregate principal amount of all Outstanding Securities affected by such supplemental indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each of the Outstanding Securities affected thereby, affect certain rights of such Holders as more fully described in the Indenture.

      The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities affected thereby, to waive certain past defaults of the Company under the Indenture and their consequences. In addition, without the consent of any Holder of a Security, the Indenture and the Securities may be amended and supplemented to cure any defect, ambiguity or inconsistency, make other changes which will not adversely affect in any material respect the rights of the Holders or certain other matters specified in the Indenture. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

      As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25 percent in principal amount of the Notes Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to certain suits described in the Indenture, including any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein (or, in the case of redemption, on or after the Redemption Date).

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Note at the times, place and rate, in the coin or currency, and in the manner, herein prescribed.

      The Notes are issuable only in registered form, without coupons, in denominations of (pound)1,000 and any integral multiple of (pound)1,000, and in book-entry form. The Notes may be represented by one or more global Notes deposited with The Chase Manhattan Bank, London Branch, and registered in the name of Chase Nominees Limited, as nominee for The Chase Manhattan Bank, London Branch, with certain limited exceptions. So long as Chase Nominees Limited, as nominee for The Chase Manhattan Bank, London Branch, is the registered Holder of a global Note, The Chase Manhattan Bank, London Branch, will be considered to be the sole Holder of the Notes for all purposes of the Indenture. Except as provided below, an owner of a beneficial interest in a global Note will not be entitled to have Notes represented by such global Note registered in such owner's name, will not receive or be entitled to receive physical delivery of the Notes in certificated form and will not be considered the owner or Holder thereof under the Indenture. Each person owning a beneficial interest in a global Note must rely on Clearstream's or Euroclear's procedures and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture. If the Company requests any action of Holders or if an owner of a beneficial interest in a global Note desires to take any action that a Holder is entitled to take under the Indenture, Clearstream or Euroclear will authorize the participants holding the relevant beneficial interests to give or take such action, and such participants will otherwise act upon the instructions of beneficial owners holding through them.

      If at any time The Chase Manhattan Bank, London Branch, notifies the Company that it is unwilling or unable to continue as depository for the global Note or Notes the Company shall appoint a successor depository with respect to such global Note or Notes. If (x) a successor depository for such global Note or Notes is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such unwillingness, inability or ineligibility,
(y) an Event of Default has occurred and is continuing and the beneficial owners representing a majority in principal amount of the Notes represented by such global Note or Notes advise The Chase Manhattan Bank, London Branch to cease acting as depository for such global Note or Notes or (z) the Company, in its sole discretion, determines at any time that all Outstanding Notes (but not less than all) issued or issuable in the form of one or more global Notes shall no longer be represented by such global Notes, then the Company shall execute, and the Trustee shall authenticate and deliver, definitive Notes of like series, rank, tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such global Note or Notes. If any beneficial owner of an interest in a permanent global Note is otherwise entitled to exchange such interest for Notes of such series and of like tenor and principal amount of another authorized form and denomination, as contemplated by the Indenture and provided that any applicable notice provided in the permanent global Note shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Company shall execute, and the Trustee shall authenticate and deliver, definitive Notes in aggregate principal amount equal to the principal amount of such beneficial owner's interest in such permanent global Note. On or after the earliest date on which such interests may be so exchanged, such permanent global Note shall be surrendered for exchange by The Chase Manhattan Bank, London Branch, or such other depository as the Company shall specify to the Trustee; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Notes to be redeemed and ending on the relevant Redemption Date if the Note for which exchange is requested may be among those selected for redemption.

      Initially, The Chase Manhattan Bank, London Branch, will be the Security Registrar and Paying Agent for this Note and Kredietbank S.A. Luxembourgeoise will be the Luxembourg Paying Agent and Transfer Agent. The Company reserves the rights at any time to remove any Paying Agent, Transfer Agent or Security Registrar without notice, to appoint additional or other Paying Agents, other Transfer Agents and other Security Registrars without notice and to approve any change in the office through which any Paying Agent, Transfer Agent or Security Registrar acts; provided, however, that as long as the Notes are listed on the Luxembourg Stock Exchange, the Company will maintain a Paying Agent and Transfer Agent in Luxembourg, and any change in the Luxembourg Paying Agent and Transfer Agent will be published in Luxembourg. None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Note in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depository, as a Holder, with respect to this
Note in global form or impair, as between such depository and owners of beneficial interests in such global Note, the operation of customary practices governing the exercise of the rights of such depository (or its nominee) as Holder of such global Note.

      THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

      As used herein, "Business Day " means each day other than a Saturday, Sunday or a day on which commercial banking institutions are authorized or required by law to close in the City of London.

      The Company may cause CUSIP or ISIN numbers to be printed on the Notes as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers as printed on the Notes, and reliance may be placed only on the other identification numbers printed thereon.

      This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory until the Trustee or authenticating agent signs the certificate of authenticity on the Notes.

      No recourse shall be had for the payment of the principal of (or premium, if any) or interest, if any, or Additional Amounts, if any, on this Note, or any part hereof, or for any claim based hereon or otherwise in respect hereof, or of the indebtedness represented hereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, shareholder, officer or director, as such, past, present or future, of (i) the Company or (ii) any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all of the Notes are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Notes.